Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-127730) and Form S-8 (No. 333-120320, 333-151801 and 333-157112) of Tower Group, Inc. of our report dated March 31, 2008 relating to the financial statements of CastlePoint Holdings, Ltd., which appears in the Current Report on Form 8-K of Tower Group, Inc. dated February 5, 2009.
PricewaterhouseCoopers
Hamilton, Bermuda
February 5, 2009